Exhibit 3.1

 FORM MUST BE TYPED  FORM MUST BE TYPED  %*( #.,,.-2(&+0* .) $&//&'*1/(00/  William Francis Galvin  Secretary of the Commonwealth  One Ashburton Place, Boston, Massachusetts 02108-1512  c156ds1007950c11335 01/13/05  P.C.  * Changes to Article VIII must be made by ftling a statement of change of supplemental information form.  ** Professional corporations governed by G.L. Chapter 156A and must specify the professional activities of the corporation.  D PC  Restated Articles of Organization  □  ARTICLE II  Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:**  The corporation may engage in any lawful business.  General Laws Chapter 156D, Section 10.07; 950 CMR 113.35)  Chase Corporation  Exact name of corporation:  375 University Ave., Westwood, MA 02090  Registered office address:  (number, street, city or town, state, zip code)  November 15, 2023  Date adopted:  (month, day, year)  Approved by:  (check appropriate box)  the directors without shareholder approval and shareholder approval was not required;  OR  □ the board of directors and the shareholders in the manner required by G.L. Chapter 156D and the corporation's articles of organization.  The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section  2.02 except that the supplemental information provided for in Article VIII is not required:*  ARTICLE I  The exact name of the corporation is:  Chase Corporation

 ARTICLE III  State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corpo- rations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.  WITHOUT PAR VALUE  WITH PAR VALUE  TYPE  NUMBER OF SHARES  TYPE  NUMBER OF SHARES  PAR VALUE  Common  100  $0.01  ARTICLE IV  Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and rela- tive rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.  Not applicable.  ARTICLE V  The restrictions, if any, imposed by the articles or organization upon the transfer of shares of any class or series of stock are:  None.  ARTICLE VI  Other lawful provisions, and if there are no such provisions, this article may be left blank.  (See Attachment VI).  Note: The preceding six (6) articles are considered to be permanent and may be changed only by ftling appropriate articles of amendment.  *G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

 11602179.1  ATTACHMENT VI  CHASE CORPORATION RESTATED ARTICLES OF ORGANIZATION  ARTICLE VI  Other lawful provisions:  Minimum Number of Directors. The board of directors may consist of one or more individuals, notwithstanding the number of shareholders.  Personal Liability of Directors to Corporation. No director shall have personal liability to the corporation for monetary damages for breach of his or her fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions under Section 6.40 of Chapter 156D of the General Laws of Massachusetts, as amended from time to time (“Chapter 156D”), or any successor provision to such Section, or  (d) for any transaction from which the director derived an improper personal benefit.  Shareholder Vote Required to Approve Matters Acted on by Shareholders. The affirmative vote of a majority of all the shares in a voting group eligible to vote on a matter shall be sufficient for the approval of the matter, notwithstanding any greater vote on the matter otherwise required by any provision of Chapter 156D.  Shareholder Action Without a Meeting by Less Than Unanimous Consent. Action required or permitted by Chapter 156D to be taken at a shareholders’ meeting may be taken without a meeting by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting.  Authorization of Directors to Make, Amend or Repeal Bylaws. The board of directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in Chapter 156D, the Articles of Organization or the bylaws requires action by the shareholders.  Notice of Annual Meeting. A notice of any annual meeting of shareholders need not specify the purpose or purposes of the meeting, and any business may be conducted at the annual meeting of shareholders.

 15th  November

COMMONWEALTH OF MASSACHUSETTS William Francis Galvin Secretary of the Commonwealth One Ashburton Place, Boston, Massachusetts 02108-1512 Restated Articles of Organization (General Laws Chapter 156D, Section 10.07; 950 CMR 113.35) I hereby certify that upon examination of these restated articles of organiza- tion, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ having been paid, said articles are deemed to have been filed with me this day of , 20 , at a.m./p.m. time Effective date: (must be within 90 days of date submitted) Examiner Name approval C M WILLIAM FRANCIS GALVIN Secretary of the Commonwealth Filing fee: Minimum filing fee $200, plus $100 per article amended, stock in- creases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof. TO BE FILLED IN BY CORPORATION Contact Information: Mark DeVito c/o Foley Hoag LLP, Seaport West, 155 Seaport Blvd. Boston, MA 02210 Telephone: (617) 832-1000 Email: mdevito@foleyhoag.com Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.